Exhibit 21.1
LIST OF SIGNIFICANT SUBSIDIARIES

Subsidiary or Affiliate	Jurisdiction in which Incorporated or Organized
CB&I Holdings B.V.	The Netherlands
Lealand Finance Company B.V.	The Netherlands
Chicago Bridge & Iron Company B.V.	The Netherlands
Arabian CBI Ltd.	Saudi Arabia
Arabian CBI Tank Manufacturing Company Ltd.	Saudi Arabia
CBI Constructors Pty. Ltd.	Australia
CBI Constructors (PNG) Pty. Ltd.	Papua New Guinea
CBI Constructors S.A. (Proprietary) Limited	South Africa
CB&I Finance Company Limited	Ireland
CBI Holdings (U.K.) Limited	United Kingdom
CBI Constructors Limited	United Kingdom
CB&I UK Limited	United Kingdom
CBI (Malaysia) Sdn. Bhd.	Malaysia
CBI Montajes de Chile Limitada	Chile
CB&I (Nigeria) Limited	Nigeria
CB&I Oil & Gas Europe B.V.	The Netherlands
CB&I Nederland B.V.	The Netherlands
CB&I GmbH	Germany
Lummus Novolen Technology GmbH	Germany
Lummus Technology Heat Transfer B.V.	The Netherlands
CB&I s.r.o.	Czech Republic
CBI Peruana S.A.C.	Peru
CBI (Philippines) Inc.	Philippines
CBI Venezolana S.A.	Venezuela
Chicago Bridge & Iron Company (Egypt) LLC	Egypt
CMP Holdings B.V.	The Netherlands
CB&I Europe B.V.	The Netherlands
Horton CBI, Limited	Canada
P.T. Chicago Bridge & Iron (1)	Indonesia

Chicago Bridge & Iron (Antilles) N.V.	Netherland Antilles
Arabian Gulf Material Supply Company Ltd.	Cayman Islands
CBI Eastern Anstalt	Liechtenstein
Oasis Supply Company Anstalt	Liechtenstein
CB&I Hungary Holding LLC (CBI Hungary Kft)	Hungary
CBI Overseas, LLC	Delaware
Southern Tropic Material Supply Company, Ltd.	Cayman Islands

Chicago Bridge & Iron Company	Delaware
The Shaw Group Inc.	Louisiana
CB&I Stone & Webster, Inc.	Louisiana
CB&I Inc.	Texas
CBI Americas Ltd.	Delaware
CB&I Tyler Company	Delaware
CB&I Paddington Limited	United Kingdom
CB&I London	United Kingdom
CB&I Woodlands L.L.C.	Delaware
CBI Services, Inc.	Delaware
Chicago Bridge & Iron Company	Illinois
Asia Pacific Supply Co.	Delaware
CBI Caribe, Ltd.	Delaware
CBI Company Ltd.	Delaware
Constructora C.B.I. Limitada	Chile
Central Trading Company Ltd.	Delaware
Chicago Bridge & Iron Company (Delaware)	Delaware
CSA Trading Company, Ltd.	Delaware
Lummus Technology Inc.	Delaware
Lummus Catalyst Company Ltd.	Delaware

(1)	Unconsolidated affiliate
In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.